UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2011

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2011, GAMCO Investors, Inc. ("GAMCO") appointed Robert S. Zuccaro, age 54, as Executive Vice President.   Mr. Zuccaro will assume the position of Chief Financial Officer from Jeffrey M. Farber who will be leaving after the filing of GAMCO’s Form 10-K for year-ended 2010.

Mr. Zuccaro is currently the Chief Financial Officer of Commonwealth Management Partners, LLLP, a privately-held investment management company, a position he has held since March 2009.  Previously, Mr. Zuccaro was Executive Vice President and Chief Accounting Officer with National Financial Partners Corp. from 2003 through 2008. Mr. Zuccaro has also been a director of Teton Advisors, Inc., ICTC Group, Inc. and The LGL Group, Inc. since 2010.

Mr. Zuccaro was previously employed by GAMCO from 1998 to 2003.  Prior to joining GAMCO, Mr. Zuccaro was the Vice President and Treasurer of Cybex International, where he worked for thirteen years.  Mr. Zuccaro was previously with Shearson Lehman Bros and began his career with Ernst & Young.  Mr. Zuccaro received a B.S. in Accounting from C.W. Post College and is a Certified Public Accountant.

Item 9.01     Financial Statements and Exhibits.

A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Douglas R. Jamieson

Douglas R. Jamieson
President and Chief Operating Officer

Date:	February 11, 2011

Exhibit Index

Exhibit No.

99.1	GAMCO’s Press Release, dated February 8, 2011.